JKHY Reports First Quarter Fiscal 2020 Results
November 4, 2019

Jack Henry & Associates, Inc.	Kevin D. Williams
Press Release	Chief Financial Officer
(417) 235-6652

FOR IMMEDIATE RELEASE

Jack Henry & Associates, Inc. Reports First Quarter Fiscal 2020 Results

•	GAAP revenue increased 12% and operating income increased 14% for the quarter.

•	Non-GAAP revenue increased 9% and operating income increased 9% for the quarter.

•	GAAP EPS was $1.16 per diluted share for the quarter, compared to $1.08 in the prior year quarter.

Monett, MO, November 4, 2019 - Jack Henry & Associates, Inc. (NASDAQ: JKHY), a leading provider of technology solutions and payment processing services primarily for the financial services industry, today announced results for the first quarter of fiscal 2020.
GAAP Results for the Quarter
Revenue for the quarter ended September 30, 2019 increased to $438.0 million, a 12% improvement over the first quarter of fiscal 2019. Operating income increased 14% to $118.2 million and net income increased 7% to $89.4 million, or $1.16 per diluted share, compared to the first quarter of fiscal 2019. The increase in operating income was driven by organic growth in both our services and support and processing product lines and higher deconversion fees quarter over quarter. The increase in net income is primarily attributable to the growth in our product lines and higher deconversion fees discussed above, partially offset by the increase in effective tax rate compared to the prior year quarter.
Non-GAAP Results for the Quarter
On an adjusted basis for the quarter ended September 30, 2019, revenue increased 9% compared to the prior year quarter to $420.7 million. Operating income increased 9% to $104.5 million (see Non-GAAP Impact of Deconversion Fees and Acquisitions on page 3).
According to David Foss, President and CEO, “We are very pleased to report another record quarter of revenue, operating income and net income.  Our sales teams again had a very strong quarter and demand for Jack Henry technology solutions continues to be high.  We recently hosted our two large annual client conferences and I was humbled once again by the high levels of customer satisfaction and engagement I witnessed at those events. I would like to thank all of our associates for their continued commitment to our customers and their ongoing success.”

Operating Results
Revenue, operating expenses, operating income, and net income for the three months ended September 30, 2019, as compared to the three months ended September 30, 2018, were as follows:

Revenue (Unaudited)
(In Thousands)	Three Months Ended September 30,		% Change
	2019	2018
Revenue
Services & Support	$278,808	$246,568	13%
Percentage of Total Revenue	64%	63%
Processing	159,197	145,975	9%
Percentage of Total Revenue	36%	37%
Total Revenue	$438,005	$392,543	12%

•
The increased revenue in the services and support line for the first quarter of fiscal 2020 was primarily due to organic growth in software usage and subscription fees within 'in-house support' revenue and data processing and hosting fees, which fall within our 'outsourcing and cloud' revenue stream. The increase in processing revenue was mainly driven by increased transaction volumes within the 'card' and 'remittance' components of processing revenue. Deconversion fees, which are included within services and support, increased $7.0 million compared to the first quarter of the prior year. Excluding deconversion fees from both periods, and revenue from the fiscal 2020 acquisition, total revenue increased 9% for the first quarter of fiscal 2020 compared to the same quarter of fiscal 2019.

•
For the first quarter of fiscal 2020, core segment revenue increased 12% to $155.9 million from $139.2 million in the first quarter of fiscal 2019. Payments segment revenue increased 12% to $149.7 million, from $134.2 million in the same quarter last year.

JKHY Reports First Quarter Fiscal 2020 Results
November 4, 2019

Revenue from the complementary segment increased 11% to $117.2 million in the first quarter of fiscal 2020 from $105.7 million in the same quarter of fiscal 2019. Revenue in the corporate and other segment increased 12% to $15.2 million, compared to $13.5 million for the first quarter of fiscal 2019.
Operating Expenses and Operating Income

(Unaudited, In Thousands)	Three Months Ended September 30,		% Change
	2019	2018
Cost of Revenue	$245,791	$220,112	12%
Percentage of Total Revenue	56%	56%
Research and Development	24,591	24,026	2%
Percentage of Total Revenue	6%	6%
Selling, General, & Administrative	49,436	45,183	9%
Percentage of Total Revenue	11%	12%
Total Operating Expenses	319,818	289,321	11%
Operating Income	$118,187	$103,222	14%
Operating Margin	27%	26%

•
Cost of revenue increased 12% for the first quarter of fiscal 2020 compared to the first quarter of fiscal 2019, but remained consistent as a percentage of revenue. Excluding costs related to deconversions and the fiscal 2020 acquisition, the cost of revenue increase was 11%. Overall, costs increased commensurate with increases in revenue.

•
Research and development expense increased 2% for the first quarter of fiscal 2020. This increase was primarily due to increased salary and personnel costs. Headcount increased 5% at September 30, 2019 compared to a year ago. The quarter remained consistent with the prior year as a percentage of total revenue.

•
Selling, general, and administrative expenses for the first quarter of fiscal 2020 increased mainly due to increased salaries and benefits primarily due to a 2% increase in headcount over the prior year quarter and pay raises during the trailing twelve-month period. Selling, general, and administrative expense decreased as a percentage of revenue for the first quarter.

•	For the first quarter of fiscal 2020, operating income increased 14% to $118.2 million, or 27% of revenue, compared to $103.2 million, or 26% of revenue in the first quarter of fiscal 2019.
Net Income

(Unaudited, In Thousands, Except Per Share Data)	Three Months Ended September 30,		% Change
	2019	2018
Income Before Income Taxes	$118,539	$103,366	15%
Provision for Income Taxes	29,169	19,815	47%
Net Income	$89,370	$83,551	7%
Diluted earnings per share	$1.16	$1.08	8%

•
Provision for income taxes increased in the first quarter, with an effective tax rate at 24.6% of income before income taxes, compared to 19.2% for the same quarter of the prior year. The increase in the effective tax rate in the first quarter of fiscal 2020 was primarily due to the change in the impact of share-based compensation quarter-over-quarter. A significant excess tax benefit was recognized in the prior year quarter from share-based compensation, and share-based compensation resulted in an excess tax deficiency in the current quarter.

According to Kevin Williams, CFO and Treasurer, “We had solid growth in every line of revenue in the quarter compared to the prior year. The increase in software usage and subscription revenue which carries high margins helped to offset the continued headwinds on our operating margin on a non-GAAP basis, created by the additional costs of our on-going migration of our debit and credit card transaction processing customers. Obviously, GAAP operating margins were up due to the increase in deconversion fees during the quarter. The impact of the stock-based compensation in the previous year quarter was the entire impact on the change in our effective tax rate compared to the prior year.”

JKHY Reports First Quarter Fiscal 2020 Results
November 4, 2019

Non-GAAP Impact of Deconversion Fees and Acquisitions
The table below shows our revenue and operating income (in thousands) for the three months ended September 30, 2019 compared to the prior year period, excluding the impacts of deconversion fees and the fiscal 2020 acquisition.

(Unaudited, In Thousands)	Three Months Ended September 30,		% Change
	2019	2018

Reported Revenue (GAAP)	$438,005	$392,543	12%

Adjustments:
Deconversion fees	(14,886)	(7,882)
Revenue from fiscal 2020 acquisition	(2,392)	—

Non-GAAP Revenue	$420,727	$384,661	9%

Reported Operating Income (GAAP)	$118,187	$103,222	14%

Adjustments:
Deconversion fees	(13,649)	(7,683)
Operating (income)/ loss from fiscal 2020 acquisition	(50)	—

Non-GAAP Operating Income	$104,488	$95,539	9%

The tables below show the segment break-out of revenue and cost of revenue for each period presented, as adjusted for the items above, and includes a reconciliation to the non-GAAP operating income presented above.

(Unaudited, In Thousands)	Three Months Ended September 30, 2019
	Core	Payments	Complementary	Corporate & Other	Total
Revenue	$155,896	$149,746	$117,195	$15,168	$438,005
Deconversion Fees	(7,133)	(4,970)	(2,768)	(15)	(14,886)
Revenue from fiscal 2019 acquisitions	—	—	(2,392)	—	(2,392)
Non-GAAP Revenue	148,763	144,776	112,035	15,153	420,727

Cost of Revenue	63,306	76,624	46,674	59,187	245,791
Non-GAAP Adjustments	(753)	(98)	(1,480)	(72)	(2,403)
Non-GAAP Cost of Revenue	62,553	76,526	45,194	59,115	243,388
Non- GAAP Segment Income	$86,210	$68,250	$66,841	$(43,962)

Research & Development					24,591
Selling, General, & Administrative					49,436
Other Non-GAAP Adjustments					(1,176)
Non-GAAP Total Operating Expenses					316,239
Non-GAAP Operating Income					$104,488

JKHY Reports First Quarter Fiscal 2020 Results
November 4, 2019

(Unaudited, In Thousands)	Three Months Ended September 30, 2018
	Core	Payments	Complementary	Corporate & Other	Total
Revenue	$139,155	$134,197	$105,705	$13,486	$392,543
Deconversion Fees	(3,985)	(2,073)	(1,792)	(32)	(7,882)
Non-GAAP Revenue	135,170	132,124	103,913	13,454	384,661

Cost of Revenue	59,216	65,707	41,830	53,359	220,112
Non-GAAP Adjustments	(2)	(13)	—	(184)	(199)
Non-GAAP Cost of Revenue	59,214	65,694	41,830	53,175	219,913
Non- GAAP Segment Income	$75,956	$66,430	$62,083	$(39,721)

Research & Development					24,026
Selling, General, & Administrative					45,183
Non-GAAP Total Operating Expenses					289,122
Non-GAAP Operating Income					$95,539

Balance Sheet and Cash Flow Review

•	At September 30, 2019, cash and cash equivalents decreased to $96.7 million from $114.9 million at September 30, 2018.

•	Trade receivables totaled $234.4 million at September 30, 2019 compared to $198.6 million at September 30, 2018.

•	The company had no borrowings at September 30, 2019 or at September 30, 2018.

•	Total deferred revenue increased to $325.6 million at September 30, 2019, compared to $317.8 million a year ago.

•	Stockholders' equity increased to $1,476.7 million at September 30, 2019, compared to $1,368.6 million a year ago.
Cash provided by operations totaled $123.1 million in fiscal 2020 compared to $146.7 million last year. The following table summarizes net cash (in thousands) from operating activities:

(Unaudited, In Thousands)	Three Months Ended September 30,
	2019	2018
Net income	$89,370	$83,551
Depreciation	12,708	10,903
Amortization	29,380	27,827
Change in deferred income taxes	2,359	730
Other non-cash expenses	2,861	1,801
Change in receivables	77,123	98,708
Change in deferred revenue	(68,939)	(52,151)
Change in other assets and liabilities	(21,810)	(24,635)
Net cash provided by operating activities	$123,052	$146,734

JKHY Reports First Quarter Fiscal 2020 Results
November 4, 2019

Cash used in investing activities for fiscal 2020 totaled $75.4 million, compared to $52.3 million for the same period in fiscal 2019 and included the following:

(Unaudited, In Thousands)	Three Months Ended September 30,
	2019	2018
Payment for acquisitions, net of cash acquired	$(30,285)	$—
Capital expenditures	(13,101)	(24,001)
Proceeds from the sale of assets	10	33
Purchased software	(2,424)	(1,626)
Computer software developed	(28,475)	(26,669)
Purchase of investments	(1,150)	—
Net cash from investing activities	$(75,425)	$(52,263)

•
On July 1, 2019, the Company acquired all of the equity interest of Geezeo for $30,285, net of cash acquired. Geezeo is a Boston-based provider of retail and business digital financial management solutions.

Financing activities used cash of $44.6 million in fiscal 2020 and $11.0 million in fiscal 2019.

(Unaudited, In Thousands)	Three Months Ended September 30,
	2019	2018
Purchase of treasury stock	$(14,145)	$—
Dividends paid	(30,771)	—
Net cash from issuance of stock and tax related to stock-based compensation	340	(11,039)
Net cash from financing activities	$(44,576)	$(11,039)

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.
These non-GAAP measures include adjusted revenue and operating income.
We believe these non-GAAP measures help investors better understand the underlying fundamentals and true operations of our business. The non-GAAP revenue and operating income presented eliminate items management believes are not indicative of the Company's operating performance. Revenue increase/ decrease adjusts for one-time deconversion fees and contributions of current fiscal year acquisitions give investors further insight into our performance. For these reasons, management also uses these non-GAAP measures in its assessment and management of the Company's performance.
Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Reconciliations of these non-GAAP measures to related GAAP measures are included.
Quarterly Conference Call
The company will hold a conference call on November 5, 2019; at 7:45 a.m. Central Time and investors are invited to listen at www.jackhenry.com.
About Jack Henry & Associates, Inc.®
Jack Henry (NASDAQ: JKHY) is a leading provider of technology solutions primarily for the financial services industry. We are an S&P 500 company that serves more than 9,000 clients nationwide through three divisions: Jack Henry Banking® supports banks ranging from community banks to multi-billion-dollar institutions; Symitar® provides industry-leading solutions to credit unions of all sizes; and ProfitStars® offers highly specialized solutions to financial institutions of every asset size, as well as diverse corporate entities outside of the financial services industry. With a heritage that has been dedicated to openness, partnership, and user centricity for more than 40 years, we are well-positioned as a driving market force in future-ready digital solutions and payment processing services. We empower our clients and consumers with the human-centered, tech-forward, and insights-driven solutions that will get them where they want to go. Are you future ready? Additional information is available at www.jackhenry.com.

JKHY Reports First Quarter Fiscal 2020 Results
November 4, 2019

Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.

JKHY Reports First Quarter Fiscal 2020 Results
November 4, 2019

Condensed Consolidated Statements of Income (Unaudited)
(In Thousands, Except Per Share Data)	Three Months Ended September 30,		% Change
	2019	2018

REVENUE	$438,005	$392,543	12%

EXPENSES
Cost of Revenue	245,791	220,112	12%
Research & Development	24,591	24,026	2%
Selling, General, & Administrative	49,436	45,183	9%
Total Expenses	319,818	289,321	11%

OPERATING INCOME	118,187	103,222	14%

INTEREST INCOME (EXPENSE)
Interest income	508	291	75%
Interest expense	(156)	(147)	6%
Total	352	144	144%

INCOME BEFORE INCOME TAXES	118,539	103,366	15%

PROVISION FOR INCOME TAXES	29,169	19,815	47%

NET INCOME	$89,370	$83,551	7%

Diluted net income per share	$1.16	$1.08
Diluted weighted average shares outstanding	77,067	77,537

Consolidated Balance Sheet Highlights (Unaudited)
(In Thousands)	September 30,		% Change
	2019	2018
Cash and cash equivalents	$96,679	$114,872	(16)%
Receivables	234,362	198,564	18%
Total assets	2,225,978	2,033,103	9%

Accounts payable and accrued expenses	$120,373	$123,551	(3)%
Deferred revenue	325,554	317,765	2%
Stockholders' equity	1,476,660	1,368,564	8%